Exhibit 4.5

Execution Version

JOINDER TO FIRST LIEN INTERCREDITOR AGREEMENT

JOINDER NO. 2, dated as of May 19, 2026 (this “Joinder”), to the FIRST LIEN INTERCREDITOR AGREEMENT dated as of October 5, 2021 (the “First Lien Intercreditor Agreement”), among BLACKSTONE MORTGAGE TRUST, INC., a Maryland corporation (the “Borrower”), and JPMORGAN CHASE BANK N.A., as First Lien Credit Agreement Collateral Agent for the First Lien Credit Agreement Secured Parties under the First Lien Security Documents (in such capacity, the “First Lien Credit Agreement Collateral Agent”), THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Authorized Representative, and the additional Authorized Representatives from time to time a party thereto.

A. Capitalized terms used herein but not otherwise defined herein shall have the meanings assigned to such terms in the First Lien Intercreditor Agreement.

B. As a condition to the ability of the Borrower to incur Additional First Lien Obligations and to secure such Additional Senior Class Debt with the liens and security interests created by the Additional First Lien Security Documents relating thereto, the Additional Senior Class Debt Representative in respect of such Additional Senior Class Debt is required to become an Authorized Representative, the Additional Senior Class Debt Collateral Agent in respect of such Additional Senior Class Debt is required to become a Collateral Agent, and such Additional Senior Class Debt and the Additional Senior Class Debt Parties in respect thereof are required to become subject to and bound by the First Lien Intercreditor Agreement. Section 5.13 of the First Lien Intercreditor Agreement provides that such Additional Senior Class Debt Representative may become an Authorized Representative, such Additional Senior Class Debt Collateral Agent may become a Collateral Agent and such Additional Senior Class Debt and such Additional Senior Class Debt Parties may become subject to and bound by the First Lien Intercreditor Agreement as Additional First Lien Obligations and Additional First Lien Secured Parties, respectively, upon the execution and delivery by the Additional Senior Class Debt Representative and the Additional Senior Class Debt Collateral Agent of an instrument in the form of this Joinder Agreement and the satisfaction of the other conditions set forth in Section 5.13 of the First Lien Intercreditor Agreement. Reference is made to that certain Indenture (the “Joining Indenture”), dated as of the date hereof, among the Borrower, the Guarantors (as defined in the Joining Indenture) party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee (the “New Representative”) and notes collateral agent (the “New Collateral Agent”). The New Representative and the New Collateral Agent are executing this Joinder Agreement in accordance with the requirements of the First Lien Intercreditor Agreement and the First Lien Security Documents.

Accordingly, each Collateral Agent, each Authorized Representative and the New Representative and the New Collateral Agent agree as follows:

SECTION 1. In accordance with Section 5.13 of the First Lien Intercreditor Agreement, the New Representative by its signature below becomes an Authorized Representative under the First Lien Intercreditor Agreement, the New Collateral Agent by its signature below becomes a Collateral Agent under the First Lien Intercreditor Agreement, and the related Additional Senior Class Debt and Additional Senior Class Debt Parties become subject to and bound by the First Lien Intercreditor Agreement as Additional First Lien Obligations and Additional First Lien Secured Parties, with the same force and effect as if the New Representative had originally been named therein as an Authorized Representative and the New Collateral Agent had originally been named therein as Collateral Agent, and each of the New Representative and the New Collateral Agent, on its behalf and on behalf of such Additional Senior Class Debt Parties, hereby agrees to all the terms and provisions of the First Lien Intercreditor Agreement applicable to it as Authorized Representative or Collateral Agent, as applicable, and to the Additional Senior Class Debt Parties that it represents as Additional First Lien Secured Parties. Each reference to an “Authorized Representative” in the First Lien Intercreditor Agreement shall be deemed to include the New Representative. Each reference to a “Collateral Agent” in the First Lien Intercreditor Agreement shall be deemed to include the New Collateral Agent. The First Lien Intercreditor Agreement is hereby incorporated herein by reference.

SECTION 2. Each of the New Representative and the New Collateral Agent represents and warrants to each Collateral Agent, each Authorized Representative and the other First Lien Secured Parties, individually, that (i) it has full power and authority to enter into this Joinder, in its capacity as trustee and collateral agent, (ii) this Joinder has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and (iii) the Additional First Lien Documents relating to such Additional Senior Class Debt provide that, upon the New Representative’s entry into this Agreement, the Additional Senior Class Debt Parties in respect of such Additional Senior Class Debt will be subject to and bound by the provisions of the First Lien Intercreditor Agreement as Additional First Lien Secured Parties.

SECTION 3. This Joinder may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Joinder shall become effective when each Collateral Agent shall have received a counterpart of this Joinder that bears the signatures of the New Representative and the New Collateral Agent. Delivery of an executed signature page to this Joinder by .pdf or other electronic imaging means shall be effective as delivery of a manually signed counterpart of this Joinder.

SECTION 4. Except as expressly supplemented hereby, the First Lien Intercreditor Agreement shall remain in full force and effect.

SECTION 5. THIS JOINDER AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS JOINDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Joinder should be held invalid, illegal or unenforceable in any respect, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the First Lien Intercreditor Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.01 of the First Lien Intercreditor Agreement. All communications and notices hereunder to the New Representative or the New Collateral Agent shall be given to it at its address set forth below its signature hereto.

SECTION 8. The Borrower agrees to reimburse each Collateral Agent and each Authorized Representative for its reasonable out-of-pocket expenses in connection with this Joinder, including the reasonable fees, other charges and disbursements of counsel, in each case as required by the applicable Secured Credit Documents.

[Remainder of Page Intentionally Left Blank; Signature Pages Follow]

2

IN WITNESS WHEREOF, the New Representative and New Collateral Agent has duly executed this Joinder to the First Lien Intercreditor Agreement as of the day and year first above written.

THE BANK OF NEW YORK MELLON TRUST COMPANY,N.A., as New Representative and New Collateral Agent,

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

Address for notices:

The Bank of New York Mellon Trust
Company, N.A. 500 Ross Street, 12th Floor
Pittsburgh, PA 15262
Attention : Corporate Trust Administration
Email: Nestor.F.Tapia@bny.com

[Signature Page to First Lien Intercreditor Agreement Joinder]

Acknowledged by:

JPMORGAN CHASE BANK N.A., as the First Lien Credit Agreement Collateral Agent

By:	/s/ Alfred Chi
Name:	Alfred Chi
Title:	Executive Director

[Signature Page to First Lien Intercreditor Agreement Joinder]

Acknowledged by:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Authorized Representative and as Additional First Lien Collateral Agents

By:	/s/ Terence Rawlins
Name:	Terence Rawlins
Title:	Vice President

[Signature Page to First Lien Intercreditor Agreement Joinder]

Acknowledged by:

BLACKSTONE MORTGAGE TRUST, INC., as Borrower

By:	/s/ Marcin Urbaszek
Name:	Marcin Urbaszek
Title:	Chief Financial Officer

[Signature Page to First Lien Intercreditor Agreement Joinder]